Exhibit 99.1

Editorial Contact:	Investor Relations Contact:
Gwen Carlson	Scott Allen
Conexant Systems, Inc.	Conexant Systems, Inc.
(949) 483-7363	(949) 483-2698
CONEXANT REPORTS FINANCIAL RESULTS FOR THE
SECOND QUARTER OF FISCAL 2009
Company Meets or Exceeds Expectations on Major Financial-performance Metrics and
Provides Preliminary Information on the Continuing Conexant
     NEWPORT BEACH, Calif., April 30, 2009 – Conexant Systems, Inc. (NASDAQ: CNXT) today announced financial results for the second quarter of fiscal 2009 that met or exceeded guidance provided at the beginning of the quarter. Conexant also provided preliminary information on the continuing company’s focus and strategy once the divestiture of its Broadband Access business is completed, and provided guidance for the third fiscal quarter.
Second Fiscal Quarter Financial Results
     Conexant presents financial results based on Generally Accepted Accounting Principles (GAAP) as well as select non-GAAP financial measures intended to reflect its core results of operations. The company believes these core financial measures provide investors with additional insight into its underlying operating results. Core financial measures exclude certain non-cash and other non-core items as fully described in the GAAP to non-GAAP reconciliation in the accompanying financial data.
     Revenues for the second quarter of fiscal 2009 were $74.5 million. Core gross margins were 52.7 percent of revenues. Core operating expenses were $41 million, and core operating loss was $1.8 million. Core net loss from continuing operations was $7.4 million, or $0.15 per share.
     On a GAAP basis, gross margins were 52.5 percent of revenues. GAAP operating expenses were $48.4 million. GAAP operating loss was $9.3 million, and GAAP net loss from continuing operations was $14.8 million, or $0.30 per share.
     The company ended the quarter with $110.3 million in cash and cash equivalents, which was flat sequentially as improvements in working-capital management drove a positive net cash flow from operations.

Conexant Reports Financial Results for the Second Quarter of Fiscal 2009	2
Financial-performance Perspective
     “The Conexant team delivered performance that met or exceeded our expectations on all major financial metrics for the second fiscal quarter,” said Scott Mercer, Conexant’s chairman and chief executive officer. “Revenues of $74.5 million exceeded the high end of the range we provided in January. Gross margin of 52.7 percent was within the range we expected, and core operating expenses of $41 million were a million dollars lower than we anticipated entering the quarter due to our continued focus on cost-reduction activities. On a core operating basis, our loss of $1.8 million was lower than our expectation of a core operating loss in a range between $3 million and $7 million, resulting in a core net loss of $0.15 per share rather than the $0.18 to $0.26 per share we anticipated.”
Broadband Access Divestiture and the Continuing Conexant
     Last week, Conexant announced plans to sell its Broadband Access product lines to Ikanos Communications for $54 million. The company expects to close the transaction in the fourth fiscal quarter.
     “Proceeds from the divestiture will provide us with additional flexibility to make targeted investments to further expand our product portfolio,” Mercer said. “We also have the option of using some or all of the proceeds to strengthen our balance sheet by retiring debt.
     “When we complete the transaction, the continuing Conexant will be exclusively focused on providing solutions for imaging, audio, video, and embedded-modem applications,” Mercer said. “We have established leadership positions in each of these segments, which are expected to grow over the next several years. Our strategy moving forward is to capitalize on these growth trends by applying our core expertise in analog and mixed-signal design, firmware and software development, and our extensive applications knowledge to deliver innovative solutions that contribute to the success of our customers worldwide.
     “We expect our continuing Conexant to deliver improved financial performance and positive cash flow,” Mercer said. “We anticipate that core gross margins for our continuing company will be in the mid-fifties or higher as a percentage of revenues. In terms of core operating expenses, direct costs associated with our Broadband Access business are approximately $15 million per quarter. When the transaction is completed, we plan to reduce core operating expenses for our continuing company by several million

Conexant Reports Financial Results for the Second Quarter of Fiscal 2009	3
dollars per quarter. As we get closer to completing the transaction, we will provide more information on the financial performance we anticipate from our continuing company.”
Third Fiscal Quarter Business Outlook
     Conexant expects revenues for the third quarter of fiscal 2009 to be in a range between $81 million and $84 million, or approximately 9 to 13 percent higher sequentially. Core gross margins for the third fiscal quarter are expected to be between 52 and 53 percent of revenues. The company expects core operating expenses to be between $39 million and $40 million. As a result, the company anticipates that third fiscal quarter core operating income will be in a range between $3 million and $5 million. Core net loss is expected to be between $0.03 and $0.06 per share.
Conference Call Today
     Financial analysts, members of the media, and the public are invited to participate in a conference call that will take place today at 5:00 p.m. Eastern Time (ET)/ 2:00 p.m. Pacific Time (PT). Scott Mercer, chairman and chief executive officer, Christian Scherp, president, and Jean Hu, senior vice president and chief financial officer, will discuss second quarter fiscal 2009 financial results and the company’s outlook. To listen to the conference call via telephone, dial 866-650-4882 (in the U.S. and Canada) or 706-679-7338 (from other international locations); participant pass code: Conexant; Conference ID number: 95325725.
     To listen via the Internet, visit the Investor Relations section of Conexant’s Web site at www.conexant.com/ir. Playback of the conference call will be available shortly after the call concludes and will be accessible on Conexant’s Web site at www.conexant.com/ir or by calling 800-642-1687 (in the U.S. and Canada) or 706-645-9291 (from other international locations); Conference ID number: 95325725.
About Conexant
     Conexant’s comprehensive portfolio of innovative semiconductor solutions includes products for imaging, video, audio, and Internet connectivity applications. Conexant is a fabless semiconductor company headquartered in Newport Beach, Calif. To learn more, please visit www.conexant.com
Safe Harbor Statement
     “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as Conexant or its management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements in this release that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.
     These risks and uncertainties include, but are not limited to: the ability of Ikanos Communications, Inc. to receive any necessary shareholder approval in connection with its acquisition of our Broadband Access product lines; our ability to successfully execute asset acquisitions, dispositions, mergers and restructurings; our ability to identify and execute acquisitions, divestitures, mergers or restructurings, as deemed appropriate by management; the availability of manufacturing capacity; changes in our product mix; pricing pressures and other competitive factors; our ability to timely develop and implement new technologies and to obtain protection for the related intellectual property; the cyclical nature of the semiconductor industry, which is subject to significant downturns that may negatively impact our business, financial condition, cash flow and results of operations; the cyclical nature of the markets addressed by our products and our customers’ products; volatility in the technology sector and the semiconductor industry; the

Conexant Reports Financial Results for the Second Quarter of Fiscal 2009	4
risk that capital needed for our business and to repay our indebtedness will not be available when needed; our successful development of new products; the timing of our new product introductions and our product quality; demand for and market acceptance of our new and existing products; our ability to anticipate trends and develop products for which there will be market demand; product obsolescence; the ability of our customers to manage inventory; the financial risks of default by tenants and subtenants in the space we own or lease; the risk that the value of our common stock may be adversely affected by market volatility or failure to meet all applicable listing requirements of the NASDAQ Global Market; the substantial losses we have incurred; the uncertainties of litigation, including claims of infringement of third-party intellectual property rights or demands that we license third-party technology, and the demands it may place on the time and attention of our management and the expense it may place on our company; general economic and political conditions and conditions in the markets we address; and possible disruptions in commerce related to terrorist activity or armed conflict, as well as other risks and uncertainties, including those detailed from time to time in our Securities and Exchange Commission filings.
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Conexant is a registered trademark of Conexant Systems, Inc. Other brands and names contained in this release are the property of their respective owners.

Conexant Reports Financial Results for the Second Quarter of Fiscal 2009	5
CONEXANT SYSTEMS, INC.
GAAP Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per share amounts)

	Fiscal Quarter Ended			Six Fiscal Months Ended
	April 3,	January 2,	March 28,	April 3,	March 28,
	2009	2009	2008	2009	2008
Net revenues (Note 1)	$74,479	$86,498	$118,518	$160,977	$264,451
Cost of goods sold	35,373	40,348	56,481	75,721	120,293

Gross margin	39,106	46,150	62,037	85,256	144,158

Operating expenses:
Research and development	24,468	26,313	30,650	50,781	68,473
Selling, general and administrative	18,678	19,483	20,424	38,161	40,438
Amortization of intangible assets	2,885	3,371	2,859	6,256	7,430
Gain on sale of intellectual property	—	(12,858)	—	(12,858)	—
Special charges (Note 2)	2,385	10,209	2,594	12,594	6,943

Total operating expenses	48,416	46,518	56,527	94,934	123,284

Operating (loss) income	(9,310)	(368)	5,510	(9,678)	20,874
Interest expense	5,930	6,054	8,628	11,984	18,077
Other (income) expense, net	(1,577)	2,295	4,148	718	9,493

Loss from continuing operations before income taxes and (loss) gain on equity method investments	(13,663)	(8,717)	(7,266)	(22,380)	(6,696)
Provision for income taxes	341	912	717	1,253	1,579

Loss from continuing operations before (loss) gain on equity method investments	(14,004)	(9,629)	(7,983)	(23,633)	(8,275)
(Loss) gain on equity method investments	(835)	(846)	(214)	(1,681)	3,559

Loss from continuing operations	(14,839)	(10,475)	(8,197)	(25,314)	(4,716)
Income (loss) from discontinued operations, net of tax	1,083	(7,214)	(133,807)	(6,131)	(146,506)

Net loss	$(13,756)	$(17,689)	$(142,004)	$(31,445)	$(151,222)

Loss per share from continuing operations — basic and diluted	$(0.30)	$(0.21)	$(0.17)	$(0.51)	$(0.10)

Income (loss) per share from discontinued operations — basic and diluted	$0.02	$(0.15)	$(2.71)	$(0.12)	$(2.97)

Net loss per share — basic and diluted	$(0.28)	$(0.36)	$(2.88)	$(0.63)	$(3.07)

Shares used in computing basic and diluted per-share computations	49,755	49,657	49,312	49,706	49,274

Note 1 —	Net revenues for the six fiscal months ended March 28, 2008 includes $14.7 million for the buyout of a future royalty stream.

Note 2 —	Special charges consist primarily of restructuring charges. Special charges in the fiscal quarter ended January 2, 2009 and six months ended April 3, 2009 also include a $3.7 million charge related to a legal settlement.

Conexant Reports Financial Results for the Second Quarter of Fiscal 2009	6
CONEXANT SYSTEMS, INC.
Reconciliation of GAAP Financial Measures to Non-GAAP Core Financial Measures
(unaudited, in thousands, except per share amounts)

	Fiscal Quarter Ended			Six Fiscal Months Ended
	April 3,	January 2,	March 28,	April 3,	March 28,
	2009	2009	2008	2009	2008
GAAP net revenues	$74,479	$86,498	$118,518	$160,977	$264,451
Royalty buyout (k)	—	—	—	—	(14,700)

Non-GAAP Core net revenues less impact of royalty buyout	$74,479	$86,498	$118,518	$160,977	$249,751

GAAP cost of goods sold	$35,373	$40,348	$56,481	$75,721	$120,293
Cost of goods sold adjustments (a,e)	(120)	(628)	716	(748)	602

Non-GAAP Core cost of goods sold	$35,253	$39,720	$57,197	$74,973	$120,895

GAAP gross margin	$39,106	$46,150	$62,037	$85,256	$144,158
Gross margin adjustments (a,e)	120	628	(716)	748	(602)

Non-GAAP Core gross margin	39,226	46,778	61,321	86,004	143,556
Royalty buyout (k)	—	—	—	—	(14,700)

Non-GAAP Core gross margin less impact of royalty buyout	$39,226	$46,778	$61,321	$86,004	$128,856

GAAP operating expenses	$48,416	$46,518	$56,527	$94,934	$123,284
Stock-based compensation (a)	(2,138)	(2,330)	(3,122)	(4,468)	(5,692)
Amortization of intangible assets (b)	(2,885)	(3,371)	(2,859)	(6,256)	(7,430)
Gain on sale of intellectual property (c)	—	12,858	—	12,858	—
Special charges (d)	(2,385)	(10,209)	(2,594)	(12,594)	(6,943)

Non-GAAP Core operating expenses	$41,008	$43,466	$47,952	$84,474	$103,219

GAAP operating (loss) income	$(9,310)	$(368)	$5,510	$(9,678)	$20,874
Gross margin adjustment (a, e)	120	628	(716)	748	(602)
Operating expense adjustments (a-d)	7,408	3,052	8,575	10,460	20,065

Non-GAAP Core operating (loss) income	(1,782)	3,312	13,369	1,530	40,337
Royalty buyout (k)	—	—	—	—	(14,700)

Non-GAAP Core operating (loss) income less impact of royalty buyout	$(1,782)	$3,312	$13,369	$1,530	$25,637

GAAP other (income) expense, net	$(1,577)	$2,295	$4,148	$718	$9,493
Unrealized gains (losses) on Mindspeed warrant (f)	1,078	(482)	(6,179)	596	(14,543)
Gains on sales of equity securities (g)	2	51	729	53	729
Loss on impairment of investments (h)	(135)	(2,635)	—	(2,770)	—
Charge for deferred debt issuance costs (i)	—	—	(1,355)	—	(1,355)

Non-GAAP Core other income	$(632)	$(771)	$(2,657)	$(1,403)	$(5,676)

GAAP loss from continuing operations	$(14,839)	$(10,475)	$(8,197)	$(25,314)	$(4,716)
Gross margin adjustments (a,e)	120	628	(716)	748	(602)
Operating expense adjustments (a-d)	7,408	3,052	8,575	10,460	20,065
Losses (gains) on equity method investments (j)	835	846	214	1,681	(3,559)
Other (income) expense adjustments (f-i)	(945)	3,066	6,805	2,121	15,169

Non-GAAP Core (loss) income from continuing operations	$(7,421)	$(2,883)	$6,681	$(10,304)	$26,357

Basic and Diluted (loss) income per share from continuing operations:
GAAP Basic and Diluted	$(0.30)	$(0.21)	$(0.17)	$(0.51)	$(0.10)

Non-GAAP Basic and Diluted	$(0.15)	$(0.06)	$0.14	$(0.21)	$0.53

Shares used in basic and diluted per-share computations:
Basic and Diluted	49,755	49,657	49,312	49,706	49,274

See “GAAP to Non-GAAP Core Adjustments” below

Conexant Reports Financial Results for the Second Quarter of Fiscal 2009	7
GAAP to Non-GAAP Core Adjustments:

(a)	Stock-based compensation expense is based on the fair value of all stock options and employee stock purchase plan shares in accordance with SFAS No. 123(R).

(b)	Amortization of intangible assets resulting from business combinations.

(c)	Gain on sale of intellectual property which is not part of our core, on-going operations.

(d)	Special charges consist primarily of restructuring charges. Special charges in the fiscal quarter ended January 2, 2009 and six months ended April 3, 2009 also include a $3.7 million charge related to a legal settlement.

(e)	The fiscal quarter ended January 2, 2009 and six fiscal months ended April 3, 2009 include the impact of environmental remediation charges and a charge from inventory acquired through the purchase of the “SigmaTel” multifunction printer imaging product lines. The fiscal quarter ended April 3, 2009 and fiscal quarter and six fiscal months ended March 28, 2008 include the impact of environmental remediation charges.

(f)	Unrealized losses associated with the change in the fair value of our warrant to purchase 6 million shares of Mindspeed Technologies, Inc. common stock, which is accounted for as a derivative instrument.

(g)	Gains on sales of equity securities and on the liquidation of companies in which we held equity securities.

(h)	Losses from other than temporary impairment of marketable securities and cost based investments.

(i)	Charge for deferred debt issuance costs as a result of debt repurchase.

(j)	Losses (gains) on equity method investments.

(k)	The six fiscal months ended March 28, 2008 includes $14.7 million of non-recurring revenue that resulted from the buyout of a future royalty stream.
Non-GAAP Financial Measures:
We have presented non-GAAP net revenues, non-GAAP cost of goods sold, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP other income, non-GAAP net (loss) income from continuing operations and non-GAAP basic and diluted net (loss) income per share from continuing operations, on a basis consistent with our historical presentation to assist investors in understanding our core results of operations on an on-going basis. These non-GAAP financial measures also enhance comparisons of our core results of operations with historical periods. We are providing these non-GAAP financial measures to investors to enable them to perform additional financial analysis and because it is consistent with the financial models and estimates published by analysts who follow our company. Management believes that these are important measures in the evaluation of our results of operations. Investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by us may be different than non-GAAP financial measures presented by other companies.
GAAP Guidance:
We do not present GAAP guidance due to our inability to project (i) future market prices of the common stock of a third party underlying a derivative financial instrument, (ii) realized gains or losses from the sale of equity securities in third parties, and (iii) the financial results of investments accounted for using the equity method of accounting.

Conexant Reports Financial Results for the Second Quarter of Fiscal 2009	8
CONEXANT SYSTEMS, INC.
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	April 3,	October 3,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$110,271	$105,883
Restricted cash	17,500	26,800
Receivables, net	37,172	48,997
Inventories, net	18,042	36,439
Other current assets	36,740	38,537

Total current assets	219,725	256,656
Property, plant and equipment, net	18,448	24,912
Goodwill	111,360	110,412
Intangible assets, net	7,026	14,971
Other assets	36,405	39,452

Total assets	$392,964	$446,403

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Current portion of long-term debt	$—	$17,707
Short-term debt	29,721	40,117
Accounts payable	18,365	34,894
Accrued compensation and benefits	11,712	14,989
Other current liabilities	34,461	44,385

Total current liabilities	94,259	152,092

Long-term debt	391,400	373,693
Other liabilities	72,282	57,352

Total liabilities	557,941	583,137

Shareholders’ deficit	(164,977)	(136,734)

Total liabilities and shareholders’ deficit	$392,964	$446,403

Selected Other Data
(unaudited, in thousands)

	Fiscal Quarter Ended			Six Fiscal Months Ended
	April 3,	January 2,	March 28,	April 3,	March 28,
	2009	2009	2008	2009	2008
Revenues By Region:
Americas	$5,981	$6,475	$7,942	$12,456	$16,696
Asia-Pacific	65,228	76,462	105,183	141,690	235,804
Europe, Middle East and Africa	3,270	3,561	5,393	6,831	11,951

	$74,479	$86,498	$118,518	$160,977	$264,451

Cash Flow Data:
Depreciation of PP&E	$2,010	$2,649	$4,230	$4,659	$8,308
Capital expenditures	$166	$181	$2,050	$347	$3,442